EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results for Third Quarter Fiscal 2024

MINNEAPOLIS, July 11, 2024 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the third quarter of fiscal 2024.

Third quarter fiscal 2024 financial and operating highlights include (with growth rates on a fiscal quarter year-over-year basis):

  Consolidated net sales decreased 1.4% to $20,686,000
  ZERUST® industrial net sales decreased 4.4% to $13,477,000
  ZERUST® oil and gas net sales decreased 31.9% to $1,360,000 – the year-over-year decline was primarily due to the timing of approximately $600,000 of orders that moved from the third quarter of fiscal 2024 to the fourth quarter of fiscal 2024
  Natur-Tec® product net sales increased 20.1% to a quarterly record of $5,849,000
  NTIC China net sales increased 6.7% to $3,541,000
  Gross profit as a percent of third quarter net sales increased 210 basis points to 38.2%
  Joint venture operating income decreased 3.6% to $2,609,000
  Net income attributable to NTIC decreased 7.8% to $977,000 compared to $1,060,000
  Net income per diluted share attributable to NTIC was $0.10, compared to $0.11
  Cash provided by operating activities increased 116% to $7,584,000 for the nine months ended May 31, 2024, compared to $3,506,000 for the same period last fiscal year

“Our third quarter results reflect the progress we are making navigating a fluid macro environment, while capitalizing on growing demand within our Natur-Tec® and ZERUST® oil and gas markets. We achieved record quarterly Natur-Tec® sales driven by continued growth in North America and India for our compostable plastic products and specialty resins. While the timing of approximately $600,000 of shipments impacted third quarter ZERUST® oil and gas sales, demand for our oil and gas solutions is expanding. As a result, we expect to experience a significant rebound in oil and gas sales in the fourth quarter of fiscal 2024,” said G. Patrick Lynch, President and CEO of NTIC.

“The 210-basis point year-over-year improvement in third quarter gross profit is encouraging and was primarily due to recent strategies underway aimed at offsetting supply chain disruptions and raw material challenges, including the insourcing of various finished goods production. In addition, we continue to make strategic investments in our operations aimed at supporting additional growth opportunities across our global markets – most notably in North America, Brazil, and India. Overall, fiscal 2024 is shaping up to be a strong year of growth, profitability and strategic investments for NTIC. I am excited by the direction we are headed, and proud of the hard work and dedication of our global team members and joint venture partners,” concluded Mr. Lynch.

NTIC’s consolidated net sales decreased 1.4% to $20,686,000 during the three months ended May 31, 2024, compared to $20,970,000 for the three months ended May 31, 2023. The year-over-year decrease in consolidated net sales for the third quarter was primarily due to decreases in demand for ZERUST® products. Additionally, the timing of delivery of products for certain ZERUST® oil and gas orders caused approximately $600,000 of sales to move from the third quarter of fiscal 2024 to the fourth quarter of fiscal 2024. For the nine months ended May 31, 2024, consolidated net sales increased 4.3% to $61,710,000, compared to $59,193,000 for the same period last fiscal year primarily as a result of an increase in sales and demand for Natur-Tec® partially offset by decreases in ZERUST®.

The following tables set forth NTIC’s net sales by product category for the three and nine months ended May 31, 2024, and May 31, 2023, by segment:

	Three Months Ended
	May 31, 2024	% of Net Sales	May 31, 2023	% of Net Sales	% Change
ZERUST® industrial net sales	$13,477,181	65.1%	$14,103,292	67.3%	(4.4%)
ZERUST® oil & gas net sales	1,360,054	6.6%	1,997,382	9.5%	(31.9%)
Total ZERUST® net sales	$14,837,235	71.7%	$16,100,674	76.8%	(7.8%)
Total Natur-Tec® net sales	5,848,962	28.3%	4,869,052	23.2%	20.1%
Total net sales	$20,686,197	100.0%	$20,969,726	100.0%	(1.4%)

	Nine Months Ended
	May 31, 2024	% of Net Sales	May 31, 2023	% of Net Sales	% Change
ZERUST® industrial net sales	$40,431,379	65.5%	$40,504,908	68.4%	(0.2%)
ZERUST® oil & gas net sales	5,029,696	8.2%	5,424,514	9.2%	(7.3%)
Total ZERUST® net sales	$45,461,075	73.7%	$45,929,422	77.6%	(1.0%)
Total Natur-Tec® net sales	16,249,335	26.3%	13,263,895	22.4%	22.5%
Total net sales	$61,710,410	100.0%	$59,193,317	100.0%	4.3%

NTIC’s joint venture operating income decreased 3.6% to $2,609,000 during the three months ended May 31, 2024, compared to joint venture operating income of $2,708,000 during the three months ended May 31, 2023. The $99,000 decrease in joint venture operating income was primarily due to a decrease in net income at NTIC’s joint venture in Germany, partially offset by increases at the majority of the other joint ventures. Net sales of NTIC’s joint ventures, which are not consolidated with NTIC’s financial results, decreased 2.7% to $25,602,000 during the three months ended May 31, 2024, compared to $26,313,000 for the three months ended May 31, 2023. Year-to-date, NTIC’s joint venture operating income was $7,441,000, compared to joint venture operating income of $7,461,000 during the nine months ended May 31, 2023. Net sales of NTIC’s joint ventures were $72,643,000 for the nine months ended May 31, 2024, compared to $76,525,000 for the nine months ended May 31, 2023.

Operating expenses, as a percent of net sales, for the third quarter of fiscal 2024 were 43.4%, compared to 40.0% for the same period last fiscal year. Year-to-date operating expenses, as a percent of net sales, were 42.0%, compared to 40.8% for the same period last fiscal year. Higher operating expenses for the three and nine months ended May 31, 2024, over the prior fiscal year periods were primarily due to increased personnel expenses, including new hires, benefits and travel.

Net income attributable to NTIC for the third quarter of fiscal 2024 was $977,000, or $0.10 per diluted share, compared to net income of $1,060,000, or $0.11 per diluted share, for the same period last fiscal year. Year-to-date, net income attributable to NTIC was $3,573,000, or $0.36 per diluted share, compared to net income of $1,973,000, or $0.20 per diluted share, for the same period last fiscal year.

NTIC’s consolidated balance sheet remains strong, with working capital of $23,179,000 as of May 31, 2024, including $5,795,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $4,750,000, compared to $22,950,000 of working capital as of August 31, 2023, including $5,406,000 in cash and cash equivalents and an outstanding revolving line of credit and term loan balance of $6,357,000.

At May 31, 2024, the Company had $24,219,000 of investments in joint ventures, of which $13,400,000 or 55.4%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the third quarter of fiscal year 2024 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a webcast. To join the live call and ask a question, a participant must register using the URL below.

https://register.vevent.com/register/BI5613987f5d08414b9bdee26f0a3f7b70

Once registered, the participant will receive a dial-in number and unique PIN number to access the call.

The audio-only webcast can be accessed at the following link: https://edge.media-server.com/mmc/p/wve7hntp.

A link to the webcast is also available on the Investor Relations section of NTIC’s webpage. Participants are advised to go to the website at least 15 minutes early to register, download and install any necessary audio software. For those unable to participate in the live webcast, a replay of the webcast will be archived and accessible for approximately one year on the Investor Relations section of NTIC’s webpage.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary, environmentally beneficial products and services in over 65 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed mainly under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for almost 50 years and more recently has also targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s beliefs that demand for oil and gas solutions will expand, oil and gas sales will significantly rebound in fourth quarter of 2024, and our strategic investments will support additional growth opportunities, and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, and the use of future dates. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry and its evolution towards electric vehicles; the effect of economic uncertainty, recessionary indicators, inflation, increased interest rates and turmoil in the global credit, financial and banking markets or perception thereof; effect of supply chain disruptions; effect of COVID-19; dependence on joint ventures, relationships with joint venture partners and their success, including fees and dividend distributions; risks associated with international operations, including NTIC China, exposure to exchange rate fluctuations, tariffs and trade disputes; effect of economic slowdown and political unrest, including the Russia and Ukraine war and the Israel and Hamas conflict; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of purchase orders under supply contracts; variability in sales to oil and gas customers and effect on quarterly financial results; increased competition; costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, and rules relating to environmental, health and safety matters; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in NTIC’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended August 31, 2023 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that it faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2024 (UNAUDITED) AND AUGUST 31, 2023 (AUDITED)
	May 31, 2024	August 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,794,824	$5,406,173
Receivables:
Trade, excluding joint ventures, less allowance for doubtful accounts of $533,000 as of May 31, 2024 and August 31, 2023	14,374,856	15,645,130
Trade, joint ventures	594,331	187,912
Fees for services provided to joint ventures	1,262,153	1,296,594
Dividend receivable from joint ventures	—	1,986,027
Income taxes	463,828	34,202
Inventories	13,242,381	13,096,489
Prepaid expenses	2,170,896	2,019,029
Total current assets	$37,903,269	$39,671,556

PROPERTY AND EQUIPMENT, NET	$15,678,572	$14,065,354
OTHER ASSETS:
Investments in joint ventures	24,219,348	23,705,714
Deferred income tax, net	570,673	530,944
Intangible asset, net	5,802,438	6,159,485
Goodwill	4,782,376	4,782,376
Operating lease right of use asset	308,868	428,874
Total other assets	35,683,703	35,607,393
Total assets	$89,265,544	$89,344,303

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Line of credit	$1,988,380	$3,600,000
Term loan	2,762,049	2,757,176
Accounts payable	6,273,261	6,056,329
Income taxes payable	17,579	13,053
Accrued liabilities:
Payroll and related benefits	2,216,767	2,305,400
Other	1,289,106	1,648,615
Current portion of operating lease	247,291	340,799
Total current liabilities	$14,794,433	$16,721,372
LONG-TERM LIABILITIES:
Deferred income tax, net	1,836,059	1,836,059
Operating lease, less current portion	61,577	88,075
Total long-term liabilities	$1,897,636	$1,924,134

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of May 31, 2024 and August 31, 2023; issued and outstanding 9,441,124 and 9,424,102, respectively	188,823	188,482
Additional paid-in capital	23,104,415	21,986,767
Retained earnings	52,596,976	51,004,427
Accumulated other comprehensive loss	(7,038,745)	(6,823,403)
Stockholders’ equity	68,851,469	66,356,273
Non-controlling interest	3,722,006	4,342,524
Total equity	72,573,475	70,698,797
Total liabilities and equity	$89,265,544	$89,344,303

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2024 AND 2023
	Three Months Ended		Nine Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
NET SALES:
Net sales	$20,686,197	$20,969,726	$61,710,410	$59,193,317
Cost of goods sold	12,793,103	13,389,873	38,143,878	38,957,272
Gross profit	7,893,094	7,579,853	23,566,532	20,236,045

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,396,731	1,346,658	3,676,962	3,664,793
Fees for services provided to joint ventures	1,212,497	1,361,311	3,764,514	3,795,862
Total joint venture operations	2,609,228	2,707,969	7,441,476	7,460,655

OPERATING EXPENSES:
Selling expenses	4,232,887	3,893,152	12,053,839	10,996,303
General and administrative expenses	3,500,113	3,205,645	10,253,966	9,470,433
Research and development expenses	1,245,405	1,282,439	3,593,582	3,680,246
Total operating expenses	8,978,405	8,381,236	25,901,387	24,146,982

OPERATING INCOME	1,523,917	1,906,586	5,106,621	3,549,718

INTEREST INCOME	23,744	8,876	99,396	18,495
INTEREST EXPENSE	(59,939)	(136,168)	(248,835)	(342,643)

INCOME BEFORE INCOME TAX EXPENSE	1,478,722	1,779,294	4,957,182	3,225,570

INCOME TAX EXPENSE	332,400	542,295	848,391	834,823

NET INCOME	1,155,322	1,236,999	4,108,791	2,390,747

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	178,718	177,409	535,497	417,418

NET INCOME ATTRIBUTABLE TO NTIC	$976,604	$1,059,590	$3,573,294	$1,973,329

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.10	$0.11	$0.38	$0.21
Diluted	$0.10	$0.11	$0.36	$0.20

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,431,134	9,369,923	9,432,684	9,355,776
Diluted	10,015,674	9,628,069	9,819,220	9,702,610
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.07	$0.07	$0.21	$0.21

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The accompanying press release contains certain non-GAAP financial measures, including adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted share, which are not calculated or presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are information supplemental and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP. NTIC uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by non-recurring, unusual or infrequent charges not related to NTIC’s regular, ongoing business. NTIC also believes that the presentation of certain non-GAAP financial measures provides useful information to investors in evaluating the company’s operations, period over period. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the release. The non-GAAP financial measures in the accompanying release may differ from similar measures used by other companies.

The following is a reconciliation of NTIC’s reported net income attributable to NTIC and reported net income attributable to NTIC per diluted common share to adjusted net income attributable to NTIC and adjusted net income attributable to NTIC per diluted common share, in each case, as adjusted to exclude the amortization expense associated with the net one-time gain related to the acquisition of the remaining 50% ownership interest of ZERUST® India.

	Three Months Ended		Nine Months Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023

Net income attributable to NTIC, as reported	$976,604	$1,059,590	$3,573,294	$1,973,329
Adjustments for adjusted net income:
Amortization expense	105,783	105,783	317,349	317,349

Non-GAAP adjusted net income	$1,082,387	$1,165,373	$3,890,643	$2,290,678

Weighted average shares outstanding (diluted)	10,015,674	9,628,069	9,819,220	9,702,610
Diluted net income per share, as reported	0.10	0.11	0.36	0.20
Adjustments for adjusted net income, net of tax impact, per diluted share	0.01	0.01	0.03	0.03
Non-GAAP diluted adjusted net income per share	$0.11	$0.12	$0.39	$0.23

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600